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As filed with the Securities and Exchange Commission on January 18, 1994
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                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D. C. 20549

                             --------
                             FORM T-1

                     STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939 OF A
             CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE
    ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)__


                IBJ SCHRODER BANK & TRUST COMPANY
       (Exact name of trustee as specified in its charter)


                  New York                          13-5375195
    (Jurisdiction of incorporation or            (I.R.S. employer
organization if not a U.S. national bank)       identification No.)

  One State Street, New York, New York                10004
(Address of principal executive offices)           (Zip Code)

                        R. Anthony Pohlig
                     Assistant Vice President
                IBJ Schroder Bank & Trust Company
                         One State Street
                     New York, New York 10004
                          (212) 858-2000

    (Name, address and telephone number of agent for service)


            THE CLARIDGE HOTEL AND CASINO CORPORATION
             THE CLARIDGE AT PARK PLACE, INCORPORATED
     (Exact name of each obligor as specified in its charter)


           New York                         22-2469172
          New Jersey                        22-2469171
  (State or jurisdiction of              (I.R.S. employer
incorporation or organization)         identification No.)


    Indiana Avenue and The Boardwalk           08401
       Atlantic City, New Jersey            (Zip Code)
(Address of principal executive office)

          $85,000,000 First Mortgage Notes Due 2002
             (Title of the indenture securities)

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Item 1.   General information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          New York State Banking Department,
          Two Rector Street, New York, New York

          Federal Deposit Insurance Corporation
          Washington, D.C.

          Federal Reserve Bank of New York
          Second District,
          33 Liberty Street, New York, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with the obligors or underwriters.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     The obligor is not an affiliate of the trustee.

Item 3.   Voting securities of the trustee.

     Furnish the following information as to each class of voting securities of the trustee:

                      As of December 1, 1993


          Col. A                                     Col. B
     Title of class                            Amount Outstanding
     --------------                            ------------------
                          Not Applicable

Item 4.   Trusteeships under other indentures.

     If the trustee is a trustee under another indenture under which any other securities, or certificates or interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (a)  Title of the securities outstanding under each such other indenture.

                          Not Applicable

     (b) A brief statement of the facts called upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b)
          (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                          Not Applicable

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

     If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                          Not Applicable

Item 6. Voting securities of the trustee owned by the obligor or its officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor.

                    As of December 1, 1993

    Col. A          Col. B           Col. C          Col. D
Name of owner   Title of class    Amount owned   Percentage of
                                  beneficially   voting
                                                 securities
                                                 represented by
                                                 amount given
                                                 in Col. C
- -------------   --------------   --------------  ----------------

                          Not Applicable

Item 7. Voting securities of the trustee owned by underwriters or their officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter.

                    As of December 1, 1993

    Col. A          Col. B           Col. C            Col. D
Name of owner   Title of class    Amount owned   Percentage of
                                  beneficially   voting
                                                 securities
                                                 represented by
                                                 amount given
                                                 in Col. C
- -------------   --------------   --------------  ----------------

                          Not Applicable

Item 8.   Securities of the obligor owned or held by the trustee.

     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

                      As of December 1, 1993

    Col. A         Col. B           Col. C           Col. D
Title of Class  Whether the      Amount owned    Percentage of
                securities are   beneficially    class
                voting or        or              represented
                non voting       held as         by amount given
                securities       collateral      in Col. C
                                 security for
                                 obligations
                                 in default
- -------------   --------------   --------------  ----------------

                         Not Applicable

Item 9.   Securities of underwriters owned or held by the trustee.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

                      As of December 1, 1993

   Col. A         Col. B           Col. C           Col. D
Name of Issuer    Amount         Amount owned    Percentage of
and title of    Outstanding      beneficially    class
class                            or              represented
                                 held as         by amount given
                                 collateral      in Col. C
                                 security for
                                 obligations
                                 in default
- -------------   --------------   --------------  ----------------

                          Not Applicable

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person, who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                      As of December 1, 1993

   Col. A        Col. B       Col. C            Col. D
Name of         Amount      Amount owned     Percentage of
Issuer        Outstanding   beneficially     class
and title of                or held as       represented
class                       collateral       by amount given
                            security         in Col. C
                            for obligations
                            in default
- -----------  -------------  --------------   ----------------
                          Not Applicable

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

                      As of December 1, 1993

       Col. A               Col. B                 Col. C
     Nature of              Amount                Due Date
    Indebtedness         Outstanding
    ------------         -----------              ---------
                          Not Applicable

Item 12.  Indebtedness of the Obligor to the Trustee.

     Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                      As of December 1, 1993

    Col. A         Col. B           Col. C           Col. D
Title of Class  Whether the      Amount owned    Percentage of
                securities are   beneficially    class
                voting or        or              represented
                non voting       held as         by amount given
                securities       collateral      in Col. C
                                 security for
                                 obligations
                                 in default
- -------------   --------------   --------------  ----------------
                          Not Applicable

Item 13.  Defaults by the Obligor.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                          Not Applicable

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                          Not Applicable

Item 14.  Affiliations with the Underwriters.

     If any underwriter is an affiliate of the trustee, describe each such affiliation.

                          Not Applicable

Item 15.  Foreign Trustees.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                          Not Applicable

Item 16.  List of Exhibits.

     List below all exhibits filed as part of this statement of eligibility.

     *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date, see Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460.

     *2. A copy of the Certificate of Authority of the Trustee to Commence Business (Included in 1 above).

     *3. A copy of the Authorization of the Trustee to exercise Corporate Trust Powers (Included in 1 above).

     *4. A copy of the existing By-Laws of the Trustee, as amended to date, see Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146.

      5.  The consent of the United States institutional trustee required by
          Section 321(b) of the Act (see attached Exhibit I).

      6. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority (see attached Exhibit II).
_________________

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                               NOTE

          In answering any item in this Statement of Eligibility which relates to matters particularly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers, certain answers may be based on incomplete information.

     However, those answers should be considered as correct unless amended by an amendment to this Form T-1.

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                                  SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 18th day of January, 1994.



                         IBJ SCHRODER BANK & TRUST COMPANY




                         By:  /s/ R. Anthony Pohlig
                              ----------------------------
                              R. Anthony Pohlig
                              Assistant Vice President

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                            Exhibit I

                        CONSENT OF TRUSTEE




     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issue of THE CLARIDGE HOTEL AND CASINO CORPORATION $85,000,000 First Mortgage Notes due 2002, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.



                         IBJ SCHRODER BANK & TRUST COMPANY



                         By:  /s/ R. Anthony Pohlig
                             ------------------------------
                             R. Anthony Pohlig
                             Assistant Vice President









Dated: January 18, 1994
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                            Exhibit II

                       REPORT OF CONDITION

                    CONSOLIDATED REPORT OF CONDITION OF
          IBJ SCHRODER BANK & TRUST COMPANY of New York, New York
                   And Foreign and Domestic Subsidiaries

                      Report as of September 30, 1993
                                                            Dollar Amounts
                                   ASSETS                     in Thousands
Cash and balance due from depository institutions:          --------------
  Noninterest-bearing balances and currency and coin..........$    41,309
  Interest-bearing balances...................................    337,387
Securities....................................................     87,599
Federal funds sold and securities purchased under agreements
     to resell in domestic offices of the bank...............   1,266,263
Loans and lease financing receivables:
     Loan and leases, net of unearned income........2,366,827
     LESS: Allowance for loan and lease losses.........55,000
     Loans and leases, net of unearned income, allowance, and
     reserve.................................................   2,311,827
Assets held in trading accounts...............................  3,683,339
Premises and fixed assets.....................................     12,021
Other real estate owned.......................................      1,455
Customers' liability to this bank on acceptances outstanding..      1,966
Intangible assets.............................................     79,231
Other assets..................................................    317,631
                                                              -----------
TOTAL ASSETS..................................................$ 8,140,028
                                                              ===========
Deposits:                       LIABILITIES
     In domestic offices.....................................     636,177
       Noninterest-bearing............................118,994
       Interest-bearing...............................517,183
     In foreign offices, Edge and Agreement subsidiaries,
     and IBFs................................................     720,799
       Noninterest-bearing.............................11,964
       Interest-bearing...............................708,835
Federal funds purchased and securities sold under agreements
     to repurchase in domestic offices of the bank...........   4,727,931
Demand notes issued to the U.S. Treasury......................     95,000
Other borrowed money..........................................  1,116,744
Mortgage indebtedness and obligations under capitalized
     leases..................................................      11,958
Bank's liability on acceptances executed and outstanding......      1,966
Other liabilities.............................................    460,893
                                                              -----------
TOTAL LIABILITIES.............................................  7,771,468
                                                              -----------
                               EQUITY CAPITAL
Perpetual preferred stock.....................................     50,000
Common Stock..................................................     41,473
Surplus.......................................................    282,945
Undivided profits and capital reserves........................     (5,858)
TOTAL EQUITY CAPITAL..........................................    368,560
                                                              -----------
TOTAL LIABILITIES AND EQUITY CAPITAL..........................$ 8,140,028
                                                              ===========
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